                                                     Exhibit 4-G



                      SOUTH CAROLINA ELECTRIC & GAS COMPANY


                                       TO


                            NATIONSBANK OF GEORGIA,
                               NATIONAL ASSOCIATION,

                                               Trustee





                         SECOND SUPPLEMENTAL INDENTURE

             (Supplemental To Indenture Dated As Of April 1, 1993)

                                 PROVIDING FOR

                             FIRST MORTGAGE BONDS







                           Dated as of June 15, 1993








THE INDENTURE OF SOUTH CAROLINA ELECTRIC & GAS COMPANY TO
NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS TRUSTEE, DATED
APRIL 1, 1993 (THE "INDENTURE"), RECORDED IN THE RMC OFFICE OF THIS COUNTY AS DESCRIBED ON EXHIBIT A HERETO, AS HERETOFORE AMENDED AND SUPPLEMENTED AND AS AMENDED AND SUPPLEMENTED BY THIS SECOND SUPPLEMENTAL INDENTURE THERETO IS SUBJECT TO, AND IS INTENDED TO
TAKE  ADVANTAGE OF,  THE PROVISIONS  OF SECTIONS 29-1-10 AND 29-3-80,
S. C. CODE OF LAWS (1976), AS AMENDED. THE LIEN OF THE INDENTURE, AS SUPPLEMENTED OR AMENDED FROM TIME TO TIME, SHALL CONTINUE UNTIL SATISFIED OR RELEASED OF RECORD REGARDLESS OF WHETHER OR NOT SUCH INDENTURE STATES A MATURITY DATE. FURTHER, AS SET FORTH IN THE INDENTURE, THE LIEN AFFECTS AFTER-ACQUIRED PROPERTY.







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                   SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of June 15, 1993, between SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation duly organized and existing under the laws of the State of South Carolina (herein called the "Company"), and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association, as trustee (herein called the "Trustee");

      WHEREAS, the Company heretofore executed and delivered to the Trustee an Indenture, dated as of April 1, 1993 (herein referred to as the "Original Indenture"), which Original Indenture was executed and delivered by the Company to secure the payment of Securities issued or to be issued under and in accordance with the provisions thereof, the Original Indenture being recorded as shown as Exhibit A hereto; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the following supplemental indentures:

DESIGNATION                                    DATED AS OF

First Supplemental
Indenture.....................................June 1, 1993


supplemental to the Original Indenture; the Original Indenture, together with all instruments stated to be supplemental thereto to which the Trustee has heretofore been or shall hereafter be a party, including the aforesaid supplemental indenture and this Second Supplemental Indenture, being herein sometimes referred to collectively as the "Mortgage;" and

     WHEREAS, Section 1701 of the Mortgage provides that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, for various purposes including to add one or more covenants of the Company and to establish the terms of Securities of any series as contemplated by Section 201 of the Mortgage; and

     WHEREAS, the Company now desires to create additional series of Securities and to add to its covenants contained in the Mortgage certain other covenants to be observed by it; and

     WHEREAS, there have been issued under the Original Indenture as heretofore supplemented the following series of First Mortgage
Bonds, of which the following principal amounts were outstanding at the date of this Supplemental Indenture:


                                               PRINCIPAL            PRINCIPAL
                                                AMOUNT               AMOUNT
       SERIES                                   ISSUED            OUTSTANDING

0% Per Annum due 1993
"Bonds of the Original Series"                 $1,000               $1,000
7 5/8% Series due 2023
"Bonds of the First Series"                 $100,000,000         $100,000,000

; and



     WHEREAS, the execution and delivery by the Company of this Second Supplemental Indenture, and the terms of the Securities, have been duly authorized by the Company as provided in the Mortgage;


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     THE PARTIES HEREBY COVENANT AND AGREE as follows:

                      ARTICLE FIRST

                   Additional Securities

SECTION 1.01. Description of Series.

     There shall be one or more additional series of Securities designated "First Mortgage Bonds," to bear such further designations as hereafter provided, which series shall be unlimited in principal amount, subject to the limitation on the maximum aggregate principal amount of Securities permitted to be secured by the Mortgage pursuant to Section 201 of the Original Indenture ($5,000,000,000 as of the date hereof), as the same may hereafter be increased or decreased by amendment or supplement to the Mortgage. The forms of the Securities of each such Series shall be established by an Officer's Certificate delivered to the Trustee on or before the date of first authentication of Securities of each such Series and shall contain suitable provisions with respect to the matters hereinafter in this Article specified, including any further designation or descriptive title, the date or dates of Maturity for the Securities of each such Series, the rate or rates at which the Securities of each such Series shall bear interest, the date or dates on which such interest shall be payable, the date from which the Securities of each such Series shall bear interest if such date is not the date of first authentication of Securities of each such Series, and other matters permitted by Section 201 of the Mortgage. Such additional Securities shall be issued as fully registered Securities in denominations of One Thousand Dollars and, at the option of the Company, in any integral multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Unless otherwise provided in the Officer's Certificate establishing the form of the Securities of each such Series, the principal of, and premium, if any, and interest, if any, on the Securities of each such Series shall be payable at the office and agency of the Company in Atlanta, Georgia, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Securities of each such Series shall be dated as in the Mortgage provided.


                       ARTICLE SECOND

                       Miscellaneous

SECTION 2.01. Definitions

          Subject to the amendments provided for in this Supplemental Indenture, the terms defined in the Original
Indenture as heretofore supplemented shall, for all purposes of this Supplemental Indenture, have the meanings specified in the Original Indenture.

SECTION 2.02. Acceptance of Trust

          The Trustee hereby accepts the trust herein created and agrees to perform the same upon the terms and conditions in the Original Indenture as heretofore supplemented set forth and upon the following terms and conditions:

          The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company alone. In general each and every term and condition contained in Article Sixteen of the Mortgage shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.


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SECTION 2.03. Successors and Assigns

          Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Fifteen and Sixteen of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 2.04. Benefit of the Parties

          Nothing in this Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in the Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of the Securities Outstanding under the Mortgage.

SECTION 2.05. Effect in Georgia

          This Supplemental Indenture is intended by the parties hereto, as to properties now or hereafter encumbered by the Mortgage and located within the State of Georgia, to operate and is to be construed as granting a Lien only on such properties and not as a deed passing title thereto.

SECTION 2.06. Notice of Claim of Benefit of Laws

       The Company gives notice that it claims the benefit of Sections 29-1-10 and 29-3-80, S. C. Code of Laws (1976), as amended (S.589, enacted into law June 14, 1993), concerning the continuation of the lien until satisfied or released of record and attachment to after-acquired real property of the lien of both the Original Indenture, dated as of April 1, 1993, and the First Supplemental Indenture, dated as of June 1, 1993, and all supplements and amendments thereto. The Original Indenture and the First Supplemental Indenture are recorded in the counties and at the book and page numbers set forth on Exhibits A and B, respectively, attached hereto. The Notice on the cover of this Second Supplemental Indenture is given pursuant to the aforesaid laws.

SECTION 2.07. Counterparts

          This Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



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          IN WITNESS WHEREOF, South Carolina Electric & Gas
Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and NationsBank of Georgia, National Association, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents or Trust Officers and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents or one of its Trust Officers, in several counterparts, all as of the day and year first above written.

                           SOUTH CAROLINA ELECTRIC & GAS COMPANY


                           By:

                                 Vice President and Treasurer
Attest:



    Assistant Secretary

In the presence of:









              NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION



                               By:
                                      Vice President

Attest:



Vice President

In the presence of:







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STATE OF SOUTH CAROLINA       )
                              ) ss.:



                    On the 25th day of June, 1993, personally appeared before me Cathy C. Boone, and, being duly sworn, made oath that she saw the corporate seal of South Carolina Electric & Gas
Company affixed to the above written Indenture and that she also saw B. T. Horton, Vice President and Treasurer, with E. C.
Roberts, Assistant Secretary, of said South Carolina Electric &
Gas Company sign and attest the same, and that she, deponent, with Sue A. Whitman, witnessed the execution and delivery thereof as the act and deed of South Carolina Electric & Gas Company.




                                  Cathy C. Boone


Subscribed and sworn to before
me the 25th day of June, 1993.



     Notary Public for South Carolina

My Commission expires December 7, 1997





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STATE OF GEORGIA   )
                   ) ss.:
COUNTY OF FULTON   )


     On the 25 day of June 1993, personally appeared before me _______, and, being duly sworn, made oath that she saw the corporate seal of NationsBank of Georgia, National Association, affixed to the above written Indenture and that she also saw Harry G. Evans, Vice President, with _________________, Vice President, of said NationsBank of Georgia, National Association, sign and attest the same, and that she, deponent, with _______________, witnessed the execution and delivery thereof as the act and deed of NationsBank of Georgia, National Association.





Subscribed and sworn to before
me the 25 day of June, 1993.



     Notary Public for Georgia
     My Commission Expires______________




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                        EXHIBIT A




The Collateral Trust Mortgage dated as of April 1, 1993 with NationsBank of Georgia, National Association, as Trustee, has been filed for the record and correctly indexed as a mortgage on real estate as of April 27, 1993, in the appropriate recording office in each of the following counties in the State of South
Carolina:


                           Real Estate
       County                              Mortgage BookPage

       1.  Abbeville           10-E                1
       2.  Aiken               1521                1
       3.  Allendale             81              360
       4.  Bamberg              105                1
       5.  Barnwell             225                1
       6.  Beaufort             543             2220
       7.  Berkeley             276              152
       8.  Calhoun               84              138
       9.  Charleston         C-226              492
       10. Chester              664               18
       12. Colleton             529              124
       13. Dorchester          1133              107
       14. Edgefield            460                1
       15. Fairfield            322               33
       16. Greenwood            492              466
       17. Hampton              185               73
       18. Jasper                92               44
       19. Kershaw              165                1
       20. Lexington           2513              173
       21. McCormick             89               96
       22. Newberry             396              256
       23. Orangeburg           598             0064
       24. Richland          M-1563              744
       25. Saluda               262              328
       26. Union                190              136



As the same may have been supplemented from time to time.




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